Registration No. 333-___________
As filed with the Securities and Exchange Commission on August 9, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________
The Ensign Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-0861263
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

27101 Puerta Real, Suite 450, Mission Viejo, CA	92691
(Address of principal executive offices)	(Zip code)
_____________________
The Ensign Group, Inc. 2007 Omnibus Incentive Plan
(Full title of the plan)

Gregory K. Stapley, Esq.	With a copy to:
Executive Vice President and Secretary The Ensign Group, Inc. 27101 Puerta Real, Suite 450 Mission Viejo, CA 92691 (Name and Address of agent for service)	David Marx, Esq. Dorsey & Whitney LLP 136 South Main Street Salt Lake City, UT 84101 (801) 933-7360

(949) 487-9500 (Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

_____________________
CALCULATION OF REGISTRATION FEE

Title of securities	Amount to	Proposed maximum	Proposed maximum	Amount of
to be registered	be registered(1)	offering price per share (2)	aggregate offering price (2)	registration fee
Common stock, $0.001 par value, issuable pursuant to The Ensign Group, Inc. 2007 Omnibus Incentive Plan	515,037	$38.55	$19,854,677	$2,709
(1) This Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's common stock.
(2) Estimated solely for calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, on the basis of the average of the high and low sales prices per share of the Registrant's common stock on August 6, 2013, as reported by The NASDAQ Stock Market.

EXPLANATORY NOTE
This registration statement is being filed solely for the registration of additional shares of common stock of The Ensign Group, Inc. (the “Company”) for issuance pursuant to The Ensign Group, Inc. 2007 Omnibus Incentive Plan (the “Plan”). Accordingly, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements relating to the Plan (Registration Nos. 333-148379; 333-157757; and 333-172380) are hereby incorporated by reference in this registration statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Ensign Group, Inc. (the “Registrant”) hereby incorporates by reference into this registration statement the following documents, which have been filed with the Securities and Exchange Commission (the “Commission”):

(a)	the Registrant's Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Commission on February 13, 2013;

(b)	the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 filed with the Commission on August 7, 2013;

(c)	the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the Commission on May 1, 2013;

(c)	the Registrant's Current Reports on Form 8-K filed on June 17, 2013; May 6, 2013; April 22, 2013; April 5, 2013; and February 6, 2013; and

(d)
the description of the Registrant's common stock, par value $0.001 per share, contained in the Registrant's Registration Statement on Form 8-A (File No. 001-33757) filed on October 19, 2007, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
On March 25, 2013, the Company agreed to terms to sell DRX, a national urgent care franchise system. The asset sale was effective on April 15, 2013. The sale of DRX met the criteria for presentation as discontinued operations and, accordingly, the results of operations of DRX and the loss related to the divestiture were reclassified as discontinued operations in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2013, for all periods presented. Likewise, all assets and liabilities included in the sale of DRX were reclassified as held for sale on the Company's condensed consolidated balance sheet as of December 31, 2012, in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2013. The applicable income and expense items and asset and liability items will also be reclassified to discontinued operations and assets held for sale, respectively, in the Company's Annual Report on Form 10-K for the year ending December 31, 2013 for all periods presented.

Item 8. Exhibits.

Exhibit No.	Description	Where Located
4.1	Fifth Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q (File No. 001-33757) filed with the Securities and Exchange Commission on December 21, 2007
4.2	Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q (File No. 001-33757) filed with the Securities and Exchange Commission on December 21, 2007
4.3	Specimen stock certificate	Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-142897)
5.1	Opinion of Dorsey & Whitney LLP	Filed herewith
23.1	Consent of Deloitte & Touche LLP	Filed herewith
23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith
24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith
99.1	The Ensign Group, Inc. 2007 Omnibus Incentive Plan	Incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-142897)
99.2	Form of 2007 Omnibus Incentive Plan Stock Option Agreement	Incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-142897)
99.3	Form of 2007 Omnibus Incentive Plan Restricted Stock Agreement	Incorporated by reference to Exhibit 10.1 to the Registrant's current report on Form 8-K filed on May 28, 2010 (File No. 333-142897)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mission Viejo, State of California on August 9, 2013.

THE ENSIGN GROUP, INC.

By:	/s/ Christopher R. Christensen
Christopher R. Christensen
Chief Executive Officer and President
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Christopher R. Christensen and Suzanne D. Snapper, and each of them, or their substitute or substitutes, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this registration statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Christopher R. Christensen	Chief Executive Officer, President and Director (principal executive officer)	August 1, 2013
Christopher R. Christensen

/s/ Suzanne D. Snapper	Chief Financial Officer (principal financial and accounting officer)	August 1, 2013
Suzanne D. Snapper

/s/ Roy E. Christensen	Director	August 1, 2013
Roy E. Christensen

/s/ Antoinette T. Hubenette	Director	August 1, 2013
Antoinette T. Hubenette

/s/ Lee A. Daniels	Director	August 1, 2013
Lee A. Daniels

/s/ Clayton M. Christensen	Director	August 1, 2013
Clayton M. Christensen

/s/ John G. Nackel	Director	August 1, 2013
John G. Nackel

EXHIBIT INDEX

Exhibit No.	Description	Where Located
4.1	Fifth Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q (File No. 001-33757) filed with the Securities and Exchange Commission on December 21, 2007
4.2	Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q (File No. 001-33757) filed with the Securities and Exchange Commission on December 21, 2007
4.3	Specimen stock certificate	Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-142897)
5.1	Opinion of Dorsey & Whitney LLP	Filed herewith
23.1	Consent of Deloitte & Touche LLP	Filed herewith
23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith
24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith
99.1	The Ensign Group, Inc. 2007 Omnibus Incentive Plan	Incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-142897)
99.2	Form of 2007 Omnibus Incentive Plan Stock Option Agreement	Incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-142897)
99.3	Form of 2007 Omnibus Incentive Plan Restricted Stock Agreement	Incorporated by reference to Exhibit 10.1 to the Registrant's current report on Form 8-K filed on May 28, 2010 (File No. 333-142897)